Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177310 and No. 333-185958) of Ubiquiti Networks, Inc. of our report dated September 13, 2013 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 13, 2013